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                                                                    Exhibit 10.1

                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 20th day of March, 2000 by and among Cooperative Holdings, Inc., a Delaware corporation ("Holdings"), and the Louis A. Lombardi 1996 Family Limited Partnership, the Patrick C. Lombardi 1996 Family Limited Partnership and Louis
A. Lombardi, Jr. (collectively, the "Members").

                                   BACKGROUND

         WHEREAS, the Members own all of the issued and outstanding shares of Common Stock of Holdings and all of the issued and outstanding membership interests ("Membership Interests") of Eastern Computer Services, LLC ("Eastern"); and

         WHEREAS, the Members desire to transfer, contribute and convey to Holdings, and Holdings desires to accept and receive from the Members, all of their membership interests in Eastern so that Eastern shall be a wholly-owned subsidiary of Holdings;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Contribution of Membership Interests. Subject to the terms and conditions contained herein, each Member hereby contributes, transfers and conveys to Holdings, free and clear of all security interests, pledges, liens, encumbrances, charges or claims of any kind, (collectively, "Liens"), all rights, title and interest in its respective Membership Interests as set forth on Schedule A attached hereto and made a part hereof (collectively, the "Contributed Interests"). The Members each hereby acknowledge and agree that they have transferred to Holdings all rights to their respective Contributed Interests and hereby relinquish any claim to such interests. The Members each acknowledge and agree that they have transferred to Holdings any and all rights each has in that certain Operating Agreement, dated as of May 2, 1995, and hereby relinquish any claim to any such rights or interests contained therein.

         2. No Assumption of Liabilities. Holdings shall not assume any of the liabilities of the Members and shall acquire the Contributed Interests free and clear of all liens, mortgages, security interests, encumbrances and claims and each of the Members, jointly and severally, represents, warrants and agrees that Holdings shall not be or become liable for any claims, demands, liabilities or obligations not expressly assumed in this Agreement of any kind whatsoever arising out of or relating to the conduct of the Members or the Contributed Interests prior to the date hereof and each Member shall hold Holdings harmless for any such claims. Holdings shall not assume or agree to perform, pay or discharge, and each of the Members shall remain unconditionally liable for, all of their respective obligations, liabilities and commitments, fixed or contingent.
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         3. Representations and Warranties.

                  The Members, severally and not jointly, represent and warrant to Holdings as follows:

                  (a) Requisite Power and Authority. Each of the Members has the requisite power and authority to execute, deliver, and perform their respective obligations under this Agreement and to contribute, transfer and convey to Holdings their respective Contributed Interests. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of each of the Members. This Agreement constitutes the legal, valid and binding obligation of each of the Members, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                  (b) Title to Contributed Interests. Each Member is in possession of and has good, valid and marketable title to, all of the Contributed Interests in which it has interest. Schedule A sets forth complete and correct list of each of the members of Eastern and each of the Membership Interests held by each such member. There are no other equity holders of Eastern other than as set forth on Schedule A. All of the Contributed Interests are held by the Members free and clear of all Liens.

                  (c) Further Covenants and Assurances. Each Member further agrees that, at any time or from time to time after the effectuation of this Contribution Agreement, they will, upon the request of Holdings, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged or delivered, all such further reasonable acts, assignments, transfers, powers of attorney or assurances as may be required in order to further transfer, assign, grant, assure and confirm to Holdings, of any of the Contributed Interests or to vest in Holdings good and marketable title to the Contributed Interests.

                  (d) No Consents Required. No consent, approval, or authorization of, or exemption by, or filing with, any governmental body or other third party is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby, as contemplated by the parties hereto.

                  (e) No Conflicts. The execution, delivery and performance of this Contribution Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both, (i) violate any partnership agreement or other organization document to which such holder is a party, (ii) violate any provision of law of any judgment, order, writ or decree to which any Member is subject, or (iii) result in the breach of or conflict with any term, covenant, condition or provision of, result in the termination or modification of, constitute a default under, or result in the creation of any Lien on any of the Contributed Interests pursuant to, any contracts, rights, licenses, leases, purchase or sale orders and any other agreements, arrangements, undertakings and commitments to which any Member is a party or to which any of the Contributed Interests is subject.

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                  (f) No Violation of Law. The Members' acquisition of the
Contributed Interests has not violated any federal, state, local or foreign law. The Members have not received any notice of any violation of law concerning the Contributed Interests nor to any of the Members' knowledge does any basis for the allegation of any such violation exist.

                  (g) No Litigation. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending or adjudicated before any federal, state, local or foreign court, or other governmental, administrative or regulatory body, or any private arbitration tribunal or other forum for private dispute resolution, or to the Members' knowledge threatened, against, relating to or affecting the Contributed Interests, any right to use the Contributed Interests, or the transactions contemplated by this Agreement, nor to the Members' knowledge is there any basis therefor.

         4. Miscellaneous.

                  (a) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Contribution Agreement may not be assigned by either party hereto to any other person without the consent of the other party hereto.

                  (b) No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous, negotiations, commitments, agreements and understandings, oral or written.

                  (d) Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.

                  (e) Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

                  (f) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (g) Notices. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete
(i) if hand delivered, on the date of delivery, (ii) if by mail, on the fourth business day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, (iii) if sent for overnight delivery by Federal Express or equivalent courier service, on the next business day, or (iv) if by telecopier, upon receipt by the sender of written confirmation of successful transmission. Such

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notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

                           If to the Members:

                           To each Member at the address set forth on the signature page attached hereto.

                           If to Holdings:

                           Louis A. Lombardi, Sr.
                           Cooperative Holdings, Inc.
                           412-420 Washington Avenue
                           Belleville, New Jersey 07109
                           Facsimile:  (973) 759-8282

                           With a copy to:

                           Buchanan Ingersoll Professional Corporation
                           650 College Road East, 4th Floor
                           Princeton, NJ 08540
                           Attn.:  David J. Sorin, Esq.
                           Facsimile:  (609) 520-0360

                  (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to the principles of conflict of laws thereof.

                  (i) Consent to Jurisdiction. The parties hereto consent to the exclusive jurisdiction, venue and forum of any state or federal court in the State of New Jersey with respect to any action which, in whole or in part, arises under or relates to this Agreement.

                  (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.


                                     *******

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         IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused this Agreement to be duly executed as of the date first written above.

                                       HOLDINGS:

                                       COOPERATIVE HOLDINGS, INC.


                                       By: /s/ Louis A. Lombardi, Sr.
                                          -------------------------------------
                                          Name:  Louis A. Lombardi, Sr.
                                          Title: President


                                       MEMBERS:

                                       LOUIS A. LOMBARDI 1996 FAMILY
                                       LIMITED PARTNERSHIP


                                       By: /s/ Louis A. Lombardi, Sr.
                                          -------------------------------------
                                          Name:    Louis A. Lombardi, Sr.
                                          Title:   General Partner
                                          Address:


                                       THE PATRICK C. LOMBARDI 1996
                                       FAMILY LIMITED PARTNERSHIP


                                       By:  /s/ Theresa M. Lombardi
                                          -------------------------------------
                                          Name:    Theresa M. Lombardi
                                          Title:   Co-General Partner
                                          Address: 899 Larue Rd.
                                                   Monroe, NY 10950

                                        /s/ Louis A. Lombardi, Jr.
                                       ----------------------------------------
                                       Louis A. Lombardi, Jr.
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                                   SCHEDULE A
                         MEMBERSHIP INTEREST OF EASTERN
                             COMPUTER SERVICES, LLC


     Member                                        Percentage of Ownership
--------------------                               -----------------------
     The Louis A. Lombardi 1996                           47.5
     Family Limited Partnership

     The Patrick C. Lombardi 1996                         47.5
     Family Limited Partnership

     Louis A. Lombardi, Jr.                                5